UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

505 Huntmar Park Drive, Suite 300, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, Philip W. Knisely and Nathan K. Sleeper each resigned as directors of Beacon Roofing Supply, Inc. (the “Company”), effective following the completion of the public offering described under Item 8.01 below, in accordance with the terms of the Investment Agreement dated July 27, 2015, as amended by Amendment No. 1 dated October 1, 2015, between the Company and CD&R Roadhouse Holdings, L.P. (the “Selling Stockholder”), an entity affiliated with Clayton Dubilier & Rice, LLC.

Item 8.01.	Other Events.

On May 16, 2016, the Company, the Selling Stockholder, and Credit Suisse Securities (USA) LLC, as underwriter (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), in connection with the public offering and sale by the Selling Stockholder of 8,536,500 shares (the “Shares”) of the Company’s common stock at a price of $42.28 per share, subject to and upon the terms and conditions set forth in the Underwriting Agreement. The public offering and sale of the Shares pursuant to the Underwriting Agreement closed on May 20, 2016. The Company will not receive any proceeds from the sale of the Shares of the Company’s common stock by the Selling Stockholder.

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, each of the Company and the Selling Stockholder has agreed to indemnify the Underwriter against certain liabilities on customary terms. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Underwriter and its affiliates have provided in the past to the Company, the Selling Stockholder and each of their respective affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company, the Selling Stockholder and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s equity securities, debt securities or loans, and may do so in the future.

The offer and sale of the Shares was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-210415) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2016, as amended by the Company’s Post-Effective Amendment No. 1 to the Registration Statement filed with the SEC on May 6, 2016, including the Prospectus contained therein dated May 6, 2016 and a related Prospectus Supplement dated May 16, 2016 on file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated May 16, 2016, among Beacon Roofing Supply, Inc., CD&R Roadhouse Holdings, L.P., as selling stockholder, and Credit Suisse Securities (USA) LLC, as underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

	By:	/s/ Joseph M. Nowicki
		Name:	Joseph M. Nowicki
		Title:	Executive Vice President and CFO

Date: May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 16, 2016, among Beacon Roofing Supply, Inc., CD&R Roadhouse Holdings, L.P., as selling stockholder, and Credit Suisse Securities (USA) LLC, as underwriter.